period

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Park Hotels & Resorts Inc. (the “Company”) approved changes to the Executive Long-Term Incentive Program (“LTIP”) to increase the relative portion of the annual equity grant made to each executive officer and Section 16 officer that is delivered in the form of a performance-based equity award and decrease the relative portion of the annual equity grant that is delivered in the form of a time-based equity award. Beginning with the 2022 equity awards under the LTIP:

•
with respect to Thomas J. Baltimore, Jr., President and Chief Executive Officer, 65% of his aggregate annual target value will be granted in the form of performance-based restricted stock units (“PSUs”) and 35% will be granted in the form of time-based restricted shares of the Company’s common stock (“RSAs”), which is a change from the 2021 allocation, when his equity award under the LTIP was granted 60% in the form of PSUs and 40% in the form of RSAs; and
•
with respect to other participants of the LTIP who are named executive officers or Section 16 officers (other than Mr. Baltimore), 60% of such participant’s aggregate annual target value will be granted in the form of PSUs and 40% will be granted in the form of RSAs, which is a change from the current 2021 allocation, when equity awards for such participants under the LTIP were granted 50% in the form of PSUs and 50% in the form of RSAs.

The amendments to the LTIP were made in response to the feedback received from stockholders on the Company’s executive compensation program, and based on a belief that the modifications will properly retain and motivate the Company’s employees and ensure that executive compensation remains appropriately aligned with the interests of the Company’s stockholders. The amendments discussed above only apply to future equity awards under the LTIP. The terms and amounts of outstanding awards previously granted under the LTIP remain as set forth in the applicable award agreement and are not affected by the amendments.

A copy of the Amended and Restated Park Hotels & Resorts Inc. Long-Term Incentive Program incorporating the amendments to the LTIP is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the LTIP, and the amendments thereto, is qualified in its entirety by reference to the full text of the Amended and Restated Park Hotels & Resorts Inc. Long-Term Incentive Program.

Item 8.01. Other Events.

Stock Repurchase Program

On February 25, 2022, the Board authorized and approved a share repurchase program of up to $300 million of the currently outstanding shares of the Company’s common stock over a period of 24 months, subject to any applicable limitations or restrictions set forth in our credit and term loan facilities and indentures. The stock repurchase program is scheduled to expire on February 23, 2024, unless extended by the Board. Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, including through Rule 10b5-1 trading programs, in privately negotiated transactions, or in such other manner that would comply with applicable securities laws and subject to compliance with existing debt agreements. The timing of stock repurchases and the number of shares to be repurchased will depend upon prevailing market conditions and other factors. No stock repurchases have been made to date under this program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Park Hotels & Resorts Inc. Executive Long-Term Incentive Program (amended and restated as of February 24, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: February 25, 2022	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer